UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2011

LEFT BEHIND GAMES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50603	91-0745418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25060 Hancock Avenue Suite 103, Box 110 Murrieta, CA 92562
(Address of principal executive offices)

(951) 894-6597

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 6, 2011, Left Behind Games, Inc. (the “Company”) entered into an Equity Purchase Agreement (the “Equity Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with Southridge Partners II, LP (the “Investor”), a limited partnership organized and existing under the laws of the State of Delaware.

Pursuant to the Equity Purchase Agreement, the Investor shall commit to purchase up to Ten Million Dollars ($10,000,000) of the Company’s common stock over the course of twenty-four (24) months commencing on the effective date of the initial Registration Statement (as defined below), covering the Registrable Securities (as defined below) pursuant to the Equity Purchase Agreement.  The put option price is ninety-two percent (92%) of the average of the two lowest closing bid prices of any two applicable trading days during the five (5) trading day period commencing on the day after (i) a put notice is delivered to the Investor and (ii) estimated put shares are delivered and cleared through the Investor’s brokerage account, in the manner provided by the Equity Purchase Agreement.

The “Registrable Securities” include the put shares and any securities issued or issuable by way of exchange, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

Under the terms of the Registration Rights Agreement, the Company is obligated to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC’) to cover the Registrable Securities.  The amount of the Registrable Securities required to be included in the initial Registration Statement shall be no less than the maximum amount of common stock permitted by the SEC to be included in a Registration Statement pursuant to Rule 415 (the “Rule 415 Amount”) promulgated under the Securities Act of 1933, as amended (the “Act”), and shall file additional Registration Statement(s) to register additional Rule 415 Amounts until all the Registrable Securities are registered.

In connection with the Equity Purchase Agreement, the Company paid the Investor $25,000.00 in preferred stock (convertible into shares of the Company’s common stock at any time at the option of the Investor, at a conversion price equal to $0.0003 per share) to cover its expenses related to the consummation of the Equity Purchase Agreement.

The above description of the Equity Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the full text of such documents, attached hereto as exhibits.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

In addition, the Company is relying on an exemption from the registration requirements of the Act for the private placement of our securities under the Equity Purchase Agreement pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a public offering, the Investor is an “accredited investor” and/or qualified institutional buyer and the Investor has access to information about us and its investment.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Equity Purchase Agreement, dated October 6, 2011, by and between Left Behind Games, Inc. and Southridge Partners II, LLP

10.2	Registration Rights Agreement, dated October 6, 2011, by and between Left Behind Games, Inc. and Southridge Partners II, LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEFT BEHIND GAMES INC.

DATE: October 7, 2011	By:	/s/ Troy A. Lyndon
Name: Troy A. Lyndon
Title: Chief Executive Officer